UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 15, 2003


                             SEARS, ROEBUCK AND CO.
               (Exact name of registrant as specified in charter)

                                    New York
                 (State or Other Jurisdiction of Incorporation)

               1-416                                     36-1750680
      (Commission File Number)               (IRS Employer Identification No.)


         3333 Beverly Road,                                60179
     Hoffman Estates, Illinois                           (Zip Code)
  (Address of principal executive
              offices)

       Registrant's telephone number, including area code: (847) 286-2500

  (Former name or former address, if changed since last report): Not Applicable




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ITEM 5. OTHER EVENTS.

On July 15, 2003, Sears Roebuck and Co. (the "Registrant") entered into a Purchase, Sale and Servicing Transfer Agreement (the "Purchase Agreement"), by and among Citicorp, a Delaware corporation ("Citicorp"), the Registrant, and certain subsidiaries of the Registrant, including Sears Financial Holding Corporation, Sears National Bank, Sears Roebuck De Puerto Rico, Inc., Sears Life Holding Corp., SRFG, Inc. and Sears Intellectual Property Management Company (the Registrant and all of such subsidiaries, collectively, "Sellers").

The Purchase Agreement provides, among other things, that Citicorp will acquire from Sellers, and Sellers will sell to Citicorp, substantially all of the assets and liabilities primarily relating to the Registrant's credit card and financial products business, on the terms and subject to the conditions of the Purchase Agreement.

Also on July 15, 2003, the Registrant, Sears Intellectual Property Management Company and Citibank (USA) N.A. ("Citibank"), an affiliate of Citicorp, entered into a Program Agreement (the "Program Agreement") that provides for, among other things, the issuance of Sears proprietary cards and general purpose credit cards, the issuance of existing credit and financial products and new credit and financial products to be developed with Citibank, the processing and servicing of the related accounts and the conduct of related marketing activities. The Program Agreement will take effect upon the closing under the Purchase Agreement and will run for a 10-year initial term with seven-year renewals.

Pursuant to the Purchase Agreement, at the closing, Citicorp will pay a purchase price equal to the total equity of the business plus a premium amount equal to 10% of net customer receivables as such terms have been defined by the parties in a reference balance sheet for the business. In the event the closing of the purchase and sale of the business occurs after October 31, 2003, net customer receivables will be calculated as the average net customer receivables at month-end for the six month period preceding the closing.

Citicorp will assume all the outstanding securitization financing associated with the credit card receivables included in the sale, and all other debt financing at the Registrant and its affiliates will remain with the Registrant, subject to such repayment or restructuring plans as the Registrant may determine. The Registrant has agreed to use reasonable best efforts to call certain series of unsecured debt for redemption as soon as permitted following the closing.

The Purchase Agreement contains representations, warranties, covenants and indemnification that are customary for a transaction of this type.

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The Registrant is responsible for liabilities related to the pre-closing period that are not expressly assumed by Citicorp and Citicorp is responsible for liabilities related to the pre-closing period associated with the operation of the business, subject to Citicorp's indemnification rights.

The sale of the business, which is expected to close by the end of 2003, is subject to customary closing conditions, including the expiration of the Hart-Scott-Rodino antitrust waiting period.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement. A copy of the Purchase Agreement is filed as an exhibit to this report and incorporated herein by this reference.

Pursuant to the Program Agreement, Citibank will be the Registrant's exclusive provider of credit cards, including the Sears Card and Sears MasterCard, and will also provide to the Registrant's customers financial products and additional new products to be agreed upon by the parties from time to time.

Citibank will pay the Registrant fees and marketing support payments for such items as origination of new accounts, credit sales, and the sale of financial products.

Citibank will also provide support for 0% financing levels generally consistent with the Registrant's current levels.

Committees comprised of an equal number representatives of the Registrant and Citibank will review the program, subject to Citibank's right to control credit policy and servicing policy. Citibank is obligated to pay the Registrant penalties if Citibank does not meet certain goals for new account origination, authorization, available credit levels and store and customer service levels. In addition, the Registrant may terminate the agreement for significant deterioration in new account origination, authorization, available credit levels and store and customer service levels as well as certain material adverse events related to Citibank. Citibank has termination rights for material adverse events related to the Registrant that are reasonably expected to have a material adverse impact on the Registrant's retail profile, Citibank or the program. In addition, certain economic adjustments apply in the event of sales deterioration short of termination triggers, which could lead to termination if parties cannot agree on adjustments.

The Registrant has the option to repurchase the receivables and program rights under the program on fair market value terms upon certain terminations of the Program Agreement, subject to certain minimum repurchase prices in certain specified termination events.

                                 * * * *

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The Exhibit Index included herewith is incorporated herein by reference.

ITEM 9.  REGULATION FD DISCLOSURE.


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The information provided under Item 9 of this report is being furnished pursuant to Regulation FD of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The information provided under Item 9 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), nor shall it be deemed incorporated by reference in any registration statement under the Securities Act. The furnishing of such information in this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that such information is material information that is not otherwise publicly available.

On July 15, 2003, the Registrant issued the following press release.

SEARS TO SELL CREDIT AND FINANCIAL PRODUCTS BUSINESS TO CITIGROUP; SEARS
               TO NET $6 BILLION IN PRE-TAX CASH PROCEEDS
            Companies to Establish 10-Year Strategic Alliance
        Generating Additional Performance Payments, Cost Savings

HOFFMAN ESTATES, Ill., July 15 /PRNewswire/ -- Sears, Roebuck and Co. (NYSE: S) today announced it has entered into a definitive agreement to sell its entire Credit and Financial Products business to Citigroup (NYSE: C) for approximately $32 billion, representing approximately a 10 percent premium to Sears' $29 billion gross domestic credit card receivables portfolio. As part of the transaction, Sears and Citigroup will also enter into a long-term marketing and servicing alliance with an initial term of 10 years. The transaction has been approved by both companies' boards of directors and is expected to close by year-end 2003, subject to customary regulatory review and closing conditions.

Under the terms of the transaction, at closing Sears will net pre-tax cash proceeds of approximately $6 billion, which represents approximately a $3 billion premium on receivables and approximately $3 billion of Sears' net invested capital.

STRATEGIC ALLIANCE

Under the long-term marketing and servicing alliance, Citigroup will provide credit and customer service benefits to Sears' proprietary and Gold MasterCard holders. As part of the alliance, Sears expects to receive approximately $200 million in annual performance payments from Citigroup based on items such as new account and credit sales generation activities. In addition, Sears expects to realize annual savings of more than $200 million as Citigroup will absorb costs associated with Sears' zero percent financing program.

Upon completion of the transaction, substantially all of the approximately 8,300 employees of Sears' Credit and Financial Products business will become employees of Citigroup and Citigroup also will assume ownership of the business' operating facilities.

"This is a great deal for Sears, its customers and shareholders," said Alan J. Lacy Sears chairman and chief executive officer. "Our customers will enjoy broader credit and financial products opportunities and continued high levels of service, while Sears gains an additional source of profitability and greater financial flexibility. We are delighted to be involved in a strategic alliance with Citigroup. They are a world leader in proprietary, co-branded and general purpose


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cards, with world class technology, powerful financing capabilities and excellent customer relationship management skills."

Lacy added, "This strategic action will also create significant value for our investors by accelerating progress toward building a Sears that is completely focused on growing our core retail and related services business, further simplifying our organization, strengthening our financial position and returning substantial proceeds to shareholders. With the completion of this transaction, Sears will stand as a focused, well-financed retail leader, with substantial earnings and a strong balance sheet."

Sears' domestic credit card business includes 59 million total accounts, of which 23 million are active. This portfolio represents the eighth largest in the U.S. and includes the largest remaining in-house private label portfolio. Both the Sears proprietary card and Sears MasterCard will continue to be offered through Citigroup and the transition will be transparent to Sears customers.

"The combination of Sears' exceptional distribution channel and customer base and Citigroup's industry leadership position in cards and excellence in customer service will create powerful new growth opportunities for both companies," said Robert B. Willumstad, president of Citigroup and chairman and chief executive officer of Citigroup's Global Consumer Group. "Citigroup looks forward to delivering even higher levels of service to Sears' 59 million credit card customers, capitalizing on new opportunities to expand this portfolio, and leveraging our proven ability to maximize the potential of the card business."

USE OF PROCEEDS

Proceeds from the transaction are intended to be used primarily to retire debt, return cash to Sears shareholders and for general corporate purposes. After retirement of debt, the company expects that approximately $4 billion to $4.5 billion in cash will be available. Following the expected distribution, Sears expects to have approximately $1.5 billion of debt, net of cash reserves held for future paydown of remaining outstanding debt.

Sears is a leading retailer in the U.S. and Canada, with $35.7 billion in merchandise sales and services revenues in 2002. The company is the No. 1 retailer of home appliances, fitness equipment and lawn mowers, and holds leading positions in many other categories. In addition, Sears is the exclusive provider of several leading brands, including Kenmore, Craftsman, Lands' End and DieHard. Sears owns a substantial direct-to-customer operation and is the largest product repair service provider in North America, making 14.5 million service calls annually.

ABOUT SEARS

Sears, Roebuck and Co. is a broadline retailer with significant service and credit businesses. In 2002, the company's revenue was $41.4 billion. The company offers its wide range of apparel, home and automotive products and services to families in the U.S. through Sears stores nationwide, including approximately 870 full-line stores. Sears also offers a variety of merchandise and services through its Web sites, sears.com, thegreatindoors.com and landsend.com, and a variety of specialty catalogs.

ABOUT CITIGROUP


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Citigroup (NYSE: C), the preeminent global financial services company with some
200 million customer accounts in more than 100 countries, provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney, Banamex, and Travelers Life and Annuity. Additional information may be found at: http://www.citigroup.com .

WEBCAST SCHEDULED

Sears will webcast an analyst and investor conference call today at 5:00 p.m. EDT/4:00 p.m. CDT. The conference call will be webcast live over the Internet at http://www.Sears.com/investors. From the Investor Relations page, select "Events and Webcasts." The webcast will be archived and available on the company's website at http://www.sears.com/investors, also under "Events and Webcasts." Software necessary to listen to the webcast, Windows Media or Real Player, can be downloaded from the webcast site. Downloading the software may take up to 22 minutes with a 56K modem.

FORWARD-LOOKING STATEMENTS

This press release and this morning's webcast contain forward-looking statements about Sears' expectations regarding the sale of its Credit and Financial Products business and its alliance with Citigroup, including statements concerning expected benefits to Sears and the timing of closing of the transaction. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements are based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected in the forward looking statements. Risks and uncertainties include the possibility that the transaction does not close, that the companies may be required to modify aspects of the transaction in order to achieve regulatory approval or other factors outside the control of Sears and Citigroup. Further risks and uncertainties that may cause actual results to differ materially include Citigroup's ability to integrate and operate the Credit and Financial Products business successfully and the ability of Sears to successfully integrate its retail businesses with a third-party credit card program, which involves significant training and the integration of complex systems and processes; the manner in which Citigroup operates the Credit and Financial business, which may be different than the manner that such business was operated by Sears and the impact of any such differences on Sears' Retail business; conditions in retail and credit; changes in consumer confidence and spending; consumer debt levels and the level of consumer bankruptcies; the success of the Full-line store strategy and other strategies; the possibility that Sears will identify new business and strategic options for one or more of its business segments, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; Sears' ability to integrate and operate Lands' End successfully; the outcome of pending legal proceedings; anticipated cash flow; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in Sears' pension plan; changes in interest rates; the volatility in financial markets; the possibility of interruptions in systematically accessing the public debt markets; changes in Sears' debt ratings; and general economic conditions and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to


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seasonal buying patterns, which are difficult to forecast with certainty. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             SEARS, ROEBUCK AND CO.



                                             By: /s/ Michael J. Graham
                                                --------------------------------
                                                Michael J. Graham
                                                Vice President and Controller



Date: July 16, 2003






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                                  EXHIBIT INDEX

Exhibit No.

   10.1 Purchase, Sale and Servicing Transfer Agreement, dated as of July 15, 2003, by and among Registrant, certain subsidiaries of Registrant and Citicorp, a Delaware corporation.